Exhibit 99.2

NEWS RELEASE

CONTACT:

Norris Battin

The Cooper Companies, Inc.

ir@coopercompanies.com

FOR IMMEDIATE RELEASE

COOPER COMPANIES DETAILS QUARTERLY GUIDANCE FOR FISCAL 2005

LAKE FOREST, Calif., January 26, 2005 — The Cooper Companies, Inc. (NYSE: COO) today provided quarterly 2005 revenue and earnings per share detail for the full 2005 fiscal year guidance provided in Cooper’s earnings release off December 13, 2004.

THE COOPER COMPANIES, INC.

FISCAL YEAR 2005 QUARTERLY REVENUE AND EARNINGS GUIDANCE(1)

(Revenue in $Millions)

	Q1	Q2	Q3	Q4	FY 2005
Revenue
CooperVision	$122-$125	$195-$198	$215-$219	$219-$223	$755-$765
CooperSurgical	$26-$27	$27-$28	$29-$30	$31-$33	$115-$118
Total Cooper Companies	$149-$153	$222-$226	$244-$249	$250-$256	$870-$883
Earnings per Share	$0.52-$0.55	$0.72-$0.75	$0.83-$0.86	$0.96-$0.99	$3.05-$3.15

(1)	Exclusive of nonrecurring charges for accounting and restructuring

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include certain statements about our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions, planned product launches and results of operations are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include the risk that the Cooper and Ocular businesses will not be integrated successfully; risks related to any uncertainty surrounding the merger, and the costs related to the merger; the risk that the combined company may not realize anticipated benefits from its cost-cutting measures; the ultimate validity and enforceability of the companies’ patent applications and patents and the possible infringement of the intellectual property of others.

Events, among others, that could cause our actual results and future actions of the company to differ materially from those described in forward-looking statements, include major changes in business conditions, a major disruption in the operations of our manufacturing facilities or distribution facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, worldwide regulatory issues, including product recalls and the effect of healthcare reform legislation, cost of complying with new corporate governance requirements, changes in tax laws or their interpretation, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill, changes in accounting principles or estimates, including the potential cost of expensing stock options, the potential impact of changes to FASB 128, and other events described in our Securities and Exchange Commission filings, including the “Business” section in our Annual Report on Form 10-K for the year ended October 31, 2004. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information

The Cooper Companies, Inc. manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Lake Forest and Pleasanton, Calif. The World Wide Web address is www.coopercos.com. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperVision manufactures and markets contact lenses and ophthalmic surgery products. Headquartered in Lake Forest, Calif., it manufactures in Albuquerque, N.M., Huntington Beach, Calif., Juana Diaz, Puerto Rico, Norfolk, Va., Rochester, N.Y., Adelaide, Australia, Hamble and Hampshire England, Ligny-en-Barrios, France, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

CooperSurgical manufactures and markets diagnostic products, surgical instruments and accessories to the women’s healthcare market. With headquarters and manufacturing facilities in Trumbull, Conn., it also manufactures in Pasadena, Calif., North Normandy, Ill., Fort Atkinson, Wis., Malmo, Sweden, Montreal and Berlin. Its Web address is www.coopersurgical.com.